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                          MIAMI COMPUTER SUPPLY CORPORATION
                                (AN OHIO CORPORATION)

                          2,100,000  SHARES OF COMMON STOCK


                                UNDERWRITING AGREEMENT


                                    June 29, 1998

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
WILLIAM BLAIR & COMPANY, L.L.C.
MORGAN KEEGAN & COMPANY, INC.
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
10th Floor
Arlington, Virginia  22209

On behalf of the Several Underwriters
named on Schedule I attached hereto.

Dear Sirs:

     Miami Computer Supply Corporation, an Ohio corporation (the "Company"), sets forth its agreement with Friedman, Billings, Ramsey & Co., Inc., William Blair & Company, L.L.C., Morgan Keegan & Company, Inc. and each of the other Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc., William Blair & Company, L.L.C. and Morgan Keegan & Company, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value per share, of the Company ("Common Stock") set forth in Schedule I hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 1(b) hereof to purchase all or any part of 315,000 additional shares of Common Stock to cover over-allotments, if any. The 2,100,000 shares of Common Stock (the "Initial Shares") to be purchased by the Underwriters and all or any part of the 315,000 shares of Common Stock subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares." Friedman, Billings, Ramsey & Co., Inc. has the authority to act on behalf of the several Underwriters and the Representatives hereunder.

     The Company understands that the Underwriters propose to make a public offering of the Shares as soon as Friedman, Billings, Ramsey & Co., Inc. deems advisable after this Agreement has been executed and delivered.

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     The Company has filed with the Securities and Exchange Commission (the
"Commission"), a registration statement on Form S-1 (No. 333-53639) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required pursuant to the Securities Act or the Securities Act Regulations. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) and/or Rule 434 of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto and any revised prospectus that shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)). The term "Prospectus" shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     The Company and the Underwriters agree as follows:

     1.   SALE AND PURCHASE:

          (a) INITIAL SHARES. Upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $______, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as Friedman, Billings, Ramsey & Co., Inc. in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the public offering to such extent as the Underwriters may determine.

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          (b)  OPTION SHARES.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to an aggregate of 315,000 Option Shares at the purchase price per share set forth in paragraph (a) above plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by Friedman, Billings, Ramsey & Co., Inc. to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by Friedman, Billings, Ramsey & Co., Inc., but shall not be later than five full business days (or earlier, without the consent of the Company, than three full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments as Friedman, Billings, Ramsey & Co., Inc. in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the public offering to such extent as the Underwriters may determine.

     2.   PAYMENT AND DELIVERY:

          (a) INITIAL SHARES. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds or certified or official bank check payable in federal (same-day) funds (at the option of the Company) at the offices of Jenkens & Gilchrist, a Professional Corporation located at 1919 Pennsylvania Avenue, N.W., Suite 600, Washington, D.C. 20006 (unless another place shall be agreed upon by Friedman, Billings, Ramsey & Co., Inc. and the Company) against delivery of the certificates for the Initial Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by Friedman, Billings, Ramsey & Co., Inc. and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify by notice to the Company on or prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Time. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the Closing Time.

          (b) OPTION SHARES. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds or certified or

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official bank check payable in federal (same-day) funds (at the option of the
Company) at the offices of Jenkens & Gilchrist, a Professional Corporation located at 1919 Pennsylvania Avenue, N.W., Suite 600, Washington, D.C. 20006 (unless another place shall be agreed upon by Friedman, Billings, Ramsey & Co., Inc. and the Company), against delivery of the certificates for the Option Shares to the Representatives for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery. Certificates for the Option Shares shall be delivered to the Representatives in definitive form registered in such names and in such denominations as the Representatives shall specify by notice to the Company on or prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Time. For the purpose of expediting the checking of the certificates for the Option Shares by the Representatives, the Company agrees to make such certificates available to the Representatives for such purpose at least one full business day preceding the relevant Date of Delivery.

     Friedman, Billings, Ramsey & Co., Inc. has advised the Company that each Underwriter has authorized the Representatives to accept delivery of the Shares and to make payment and receipt therefor.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to the Underwriters that:

          (a) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization" at the dates indicated; the outstanding shares of capital stock of the Company and its direct and indirect subsidiaries (the "Subsidiaries") have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) except for shares issuable to the former owners of TBS Printware Corporation, Data Associates, Inc., Computer Showcase, Inc. and Electronic Image Systems, Inc. pursuant to the respective Agreements and Plans of Reorganization, obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

          (b) the Company and the Company's Subsidiaries (all of which are named in an exhibit to the Registration Statement) each has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement, the other agreements described in the Prospectus, and the material contracts of the Company, and to consummate the transactions described herein and therein;

          (c) the Company and all of its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets,

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operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; except as disclosed in the Registration Statement, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; except for the right to participate in Expod and other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

          (d) the Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

          (e) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor, to the Company's knowledge, has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws or code of regulations or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws or code of regulations of the Company or any of its Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries;

          (f) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (g) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in

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connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the sale and delivery of the Shares by the Company as contemplated hereby other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq National Market, and (C) based upon the "blue sky" survey prepared by counsel to the Underwriters, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

          (h) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which is material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

          (i) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and, to the Company's knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (j) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration

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Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

          (k) the text of the Preliminary Prospectus was and the text of the Prospectus delivered to the Underwriters for use in connection with this offering will be substantially identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation ST;

          (l) all legal or governmental proceedings, contracts or documents of a character required by the Securities Act or the Securities Act Regulations to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

          (m) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

          (n) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the amounts in the Prospectus under the captions "Prospectus Summary -- Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; the unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

          (o) Price Waterhouse LLP whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration

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Statement and Prospectus, are and were during the periods covered by their reports, independent accountants as required by the Securities Act and the Securities Act Regulations;

          (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Time or Closing Times (if any), and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change in the assets, liabilities, capital, operations, business or condition (financial or otherwise), of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (q) the Company is not, and upon the sale of the Shares as herein contemplated will not be, an investment company required to register under the Investment Company Act;

          (r) the Shares, when issued in accordance with the terms and conditions of this Agreement, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

          (s)  there are no persons other than the persons set forth on
Schedule II hereto with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

          (t) the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim relating to the Company, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or code of regulations of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

          (u) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (PROVIDED, HOWEVER, that the Company may purchase shares under the 1998 Employee Payroll Deduction Stock Purchase Plan and the 401(k) Plan and the Company may, under certain circumstances, be obligated to repurchase the shares of Common Stock issued to the former owners of Britco, Inc.);

          (v) neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning

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of Section 2710 of the Conduct Rules of the National Association of Securities
Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (w) except with respect to the qualification of the Shares under applicable "blue sky" laws, the Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

          (x) any certificate which, at the request of the Underwriters, is signed by any officer of the Company or any Subsidiary and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with the Closing of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

          (y) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and code of regulations of the Company and the requirements of the Nasdaq National Market;

          (z) the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and, to the Company's knowledge, any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary;

          (aa) the descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required by the Securities Act and the Securities Act Regulations to be shown, and there are no contracts, leases, or other documents of a character required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as so required;

          (bb) the Company and each Subsidiary (other than MCSC Cougar Acquisition Corporation) owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each Subsidiary (other than MCSC Cougar Acquisition Corporation) to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary (other than MCSC Cougar Acquisition Corporation), has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect the business, properties, assets, results of operations or condition (financial or otherwise) of the Company or any Subsidiary;

          (cc) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) sales or other transactions related to the business of the Company are executed in accordance with management's general or specific authorizations; (ii) sales or other transactions related to the business of the Company are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (dd) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted in writing against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could materially adversely affect the business, properties, assets, results of operations or condition (financial or otherwise) of any such entity, respectively; all tax liabilities are adequately provided for on the respective books of such entities;

          (ee) each of the Company and its Subsidiaries maintain insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts deemed adequate by management for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by the Company, all of which insurance is in full force and effect;

          (ff) neither the Company nor any of its Subsidiaries has violated, or received written notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of its Subsidiaries, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which could have a material adverse effect on the business, operations, earnings, properties or condition (financial or otherwise), of the Company and its Subsidiaries, taken as a whole;

          (gg) neither the Company nor any of its Subsidiaries nor any officer or director purporting to act on behalf of the Company or any of its Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries;

          (hh) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them;

          (ii) neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any of its Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required by the Securities Act or Securities Act Regulations or the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder to be disclosed in the Prospectus;

          (jj) all securities issued by the Company, any of its Subsidiaries or any trusts established by the Company or any Subsidiary, have been issued and sold in compliance with all applicable federal and state securities laws;

          (kk) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares;

          (ll) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida). Neither the Company nor any of its Subsidiaries or affiliates does business with the government of Cuba or, to the Company's knowledge, with any person located in Cuba; and

          (mm) except for compensation to the Underwriters hereunder, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

     4.   CERTAIN COVENANTS OF THE COMPANY:  The Company hereby agrees with each
Underwriter:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

          (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) on the day following the execution and delivery of this Agreement and to furnish promptly on the day following the execution and delivery of this Agreement to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters, the text of which will be substantially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation ST;

          (c) to advise the Representatives promptly and (if requested by any of the Representatives) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

          (d) to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

          (e) to furnish to the Representatives for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

          (f) to advise the Representatives promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (g) to furnish promptly to the Representatives a signed copy (i.e., the EDGAR version with facsimile signatures) of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Underwriters may reasonably request;

          (h) to furnish to the Underwriters, not less than one business day before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

          (i) to apply the net proceeds of the sale of the Shares in accordance with the statements under the caption "Use of Proceeds" in the Prospectus;

          (j) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

          (k) to use its best efforts to maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded on the Nasdaq National Market;

          (l) except with respect to acquisitions of other computer supply and office automation and projection representation product companies, the 1996 Stock Option Plan, the 1998 Stock Option Plan, the Non-Employee Director Stock Option Plan, the 1998 Employee Payroll Deduction Stock Purchase Plan, the 401(k) Plan and the filing on Form S-3 to register shares of Common Stock held by the former owners of the Company's Subsidiaries and the FBR Fund (as defined in the Prospectus), to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, or (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant outstanding on the date hereof and referred to in the Prospectus;

          (m) except for the 1998 Employee Payroll Deduction Stock Purchase Plan, the 401(k) Plan, the Company's obligation to repurchase shares of Common Stock from the former owners of Britco, Inc. and for the purchase by directors, officers and affiliates of the Company in the offering contemplated hereby, to not itself and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the 30 day period after the Registration Statement becomes effective, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

          (n) to comply with all of the provisions of any undertakings in the Registration Statement; and

          (o) if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives' reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from any of the Representatives advising the Company to the effect set forth above, to forthwith consult with the Representatives concerning the substance of, and, if deemed necessary or advisable by the Company, in its reasonable discretion, to prepare and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

     5.   PAYMENT OF EXPENSES:

          (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder or thereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with
(i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters which shall not exceed $5,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement,
(vii) the fees and expenses incurred in connection with the inclusion of the Shares in the Nasdaq National Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representatives and their legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the timely request of any Representative, the Company will provide funds in advance for filing fees.

          (b) The Company agrees to reimburse the Representatives upon demand for their reasonable and documented out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc.; PROVIDED, HOWEVER, that the aggregate amount of out-of-pocket expenses of the Representatives that the Company shall be obligated to reimburse pursuant to this clause (b) shall be equal to the sum of (i) 100% of the out-of-pocket expenses in excess of $75,000 up to a maximum of $75,000, (ii) 100% of the out-of-pocket expenses in excess of $187,500 up to a maximum of $37,500 and
(iii) 50% of the out-of-pocket expenses in excess of $225,000; PROVIDED, HOWEVER, that the Representatives shall not expend more than $225,000 without the prior written consent of the Company.

     6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS: The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, the performance by the Company of its obligations hereunder in all material respects and to the following further conditions:

          (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Jenkens & Gilchrist, a Professional Corporation, counsel for the Underwriters, stating that:

               (i) the Company has authorized shares of capital stock as set forth in the Prospectus under the caption "Capitalization" as of the dates indicated; the outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) except for shares issuable to the former owners of TBS Printware Corporation, Data Associates, Inc., Computer Showcase, Inc. and Electronic Image Systems, Inc. pursuant to the respective Agreements and Plans of Reorganization, obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

               (ii) the Company and the Company's Subsidiaries (all of which are named in an exhibit to the Registration Statement) each has been duly incorporated (except as to Diversified Data Products (U.K.) Limited and to Compass Export Marketing (Overseas),

     Limited, as to which no opinion shall be expressed) and is validly existing as a corporation under the laws of its respective jurisdiction of incorporation with the corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

               (iii) except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary. Other than as disclosed in the Prospectus, and except for the right to participate in Expod, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

               (iv) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected as set forth in Exhibits 10.1 through 10.28 of the Registration Statement or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

               (v) the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated under this Agreement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws or code of regulations of the Company or any Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected as set forth in Exhibits 10.1 through
     10.28 of the Registration Statement, or (iii) any law or regulation or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of clause (ii) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole;

               (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

               (vii) no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

               (viii) to such counsel's knowledge neither the Company nor any Subsidiary is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which is material and adverse to the assets, operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

               (ix) the Company is not an investment company required to be registered under the Investment Company Act;

               (x) the Shares have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest, or other claim related to the Company;

               (xi) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or code of regulations of the Company, under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or, to such counsel's knowledge, otherwise;

               (xii) to counsel's knowledge, there are no persons other than the persons set forth on Schedule II hereto with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

               (xiii) the legal attributes of the Shares, when issued in accordance with the terms and conditions of this Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

               (xiv) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and code of regulations of the Company and the requirements of the Nasdaq National Market;

               (xv) the Registration Statement has become effective under the Securities Act and, to counsel's knowledge, no stop order from the Commission suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

               (xvi) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data and schedules contained therein and the information from the Underwriters in the Prospectus and Preliminary Prospectus referred to in Section 9 hereof, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

               (xvii) the statements under the captions "Risk Factors," "Capitalization," "Management's Discussion and Analysis and Results of Operations -- Credit Facility," "Business -- Acquisitions," "Management," "Certain Transactions," "Description of Capital Stock," "Restrictions on Acquisition of the Company," and "Shares Eligible for Future Sale," in the Prospectus, and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, constitute accurate summaries thereof in all material respects;

               (xviii)   to such counsel's knowledge, there are no actions,
     suits or proceedings, inquiries, or investigations pending or, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required by the Securities Act or the Securities Act Regulations to be described in the Prospectus but are not so described; and

               (xix) to such counsel's knowledge, there are no contracts or documents of a character which are required by the Securities Act or the Securities Act Regulations to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described.

     In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Company and of governmental officials, in which case the opinion shall state that they are so doing and copies of such certificates shall be attached to the opinion. Such counsel's opinion shall be limited to matters governed by federal securities laws and by the General Corporation Law of the State of Ohio. The opinion shall be interpreted according to the Legal Opinion Accord of the Section of Business Law of the American Bar Association (1991) (the "Accord"). Whenever any opinion expressed with respect to any matter is qualified by the phrase "to such counsel's actual knowledge," "to the knowledge of such counsel" or "known by such counsel" or any similar phrase, such language shall be interpreted pursuant to the Accord. For purposes of such opinions, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company shall have received a copy of such proceedings, order, stop order or action. For purposes of such opinion, no proceedings shall be deemed to be threatened unless the potential litigant or government authority has manifested in writing to the directors or management of the Company or to counsel thereof a present intention to initiate such litigation or proceedings. In addition, such opinion may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist as of the date of such opinions; in rendering such opinions, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial action or otherwise. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or its Subsidiaries.

     In addition, such counsel shall confirm in a separate letter that in connection with the preparation of the Registration Statement, they have participated in conferences with officers, employees and other representatives of the Company, independent accountants of the Company, the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers, employees and other representatives of the Company), they have no reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data and schedules included in the Registration Statement, Preliminary Prospectus or Prospectus or the information from the Underwriters in the Prospectus or the Preliminary Prospectus referred to in Section 9 hereof).

          (b) The Representatives shall have received from Price Waterhouse LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representatives as representatives of the Underwriters and in form and substance satisfactory to the Representatives, acknowledging that said letter will comply with generally accepted auditing standards.

          (c) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Jenkens & Gilchrist, a Professional Corporation, dated the Closing Time or such Date of Delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives.

          (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Representatives shall have objected in writing.

          (e) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, operations, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

          (g) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (h) The Representatives shall have received letters from each executive officer, director and the persons listed on Schedule III hereto (other than persons who are exempted from this requirement at the sole discretion of the Representatives based on the small number of shares of Common Stock that they own or may acquire), in form and substance satisfactory to the Representatives, confirming that for a period of 180 days after the Closing Time, such persons will not (to the extent that they have not done so on or prior to the Closing Time) directly or indirectly (i) offer, pledge to secure any obligation due on or within 180 days after the Closing Time, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer (other than a disposition or transfer pursuant to which the acquiror or transferee is subject to the restrictions on disposition and transfer set forth in this Section 6(i) to the same extent as such stockholder delivering a letter hereunder), directly or indirectly, any share of Common Stock (other than by participating as selling stockholders in a registered offering of Common Stock offered by the Company with the consent of the

Representatives) or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Friedman, Billings, Ramsey & Co., Inc., which consent may be withheld at the sole discretion of Friedman, Billings, Ramsey & Co., Inc.

          (i) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its principal executive officer, Michael E. Peppel, to the effect that, to such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (e), (f) and (k) of this Section 6 have been met and are true and correct as of such date.

          (j) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably and timely request.

          (k) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

     7. TERMINATION: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, properties, assets, results of operations or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representatives materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representatives has a material adverse effect on the securities markets in the United States.

     If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. INCREASE IN UNDERWRITERS' COMMITMENTS: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Initial Shares hereunder on such date unless all of the Initial Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

     9.   INDEMNITY AND CONTRIBUTION BY THE COMPANY AND THE UNDERWRITERS:

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use in such Registration Statement or such Prospectus, PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representatives and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person.

     If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; PROVIDED, HOWEVER, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company and which counsel to the Underwriter believes may present a conflict for counsel representing the Company and the Underwriter (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without the its written consent.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, its directors, officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representatives to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the last paragraph on the cover page and under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(j) and this Section 9.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses, PROVIDED, HOWEVER, that any failure or delay to so notify the Representatives will not relieve the Underwriters of any obligations hereunder, except to the extent that their ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the written opinion of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the

Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

          (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

     10.  SURVIVAL:  The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15
of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares for three years after the Closing Time. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

     11. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 4750 Hempstead Station Drive, Dayton, Ohio 45429.

     12. GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. PARTIES IN INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, heirs, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     14. COUNTERPARTS: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

     15. ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits and schedules hereto and documents delivered pursuant hereto) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes and terminates any and all prior understandings, written or oral, between the parties, including the letter by and between the Company and Friedman, Billings, Ramsey & Co., Inc., dated as of May 1, 1998, except for sections 2, 3, [5] and 6 thereof. If there is any question of interpretation or if there are or appear to be inconsistencies between this Agreement and any Schedule or Exhibit hereto, the terms of this Agreement shall govern. This Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the Company and Friedman, Billings, Ramsey & Co., Inc. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of other or subsequent breaches.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                              Very truly yours,

                              MIAMI COMPUTER SUPPLY CORPORATION


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------
Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY &
  CO., INC.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

WILLIAM BLAIR & COMPANY, L.L.C.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------



MORGAN KEEGAN & COMPANY, INC.

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------



For themselves and as Representatives
of the other Underwriters named on
Schedule I hereto.

                                      SCHEDULE I

                                                       Number of Initial
 Underwriter                                           Shares to be Purchased
 ------------                                          ----------------------
 Friedman, Billings, Ramsey & Co., Inc.
 William Blair & Company, L.L.C.
 Morgan Keegan & Company, Inc.



                                                       -----------------------
      Total.................................           2,100,000



                                     SCHEDULE II


                                   Number of Shares Subject
   Registration Rights Holder*      to Registration Rights          Date
   ---------------------------     -------------------------        ----
 H. Clark Gilson, as                       440,851           October 12, 1998
 Trustee of the Gilson Trust

 Ruy J. Pereira as                         440,851           October 12, 1998
 Trustee of the Pereira Trust

 Larry R. Goodman as                       440,851           October 12, 1998
 Trustee of the Goodman Trust

 Charles L. and Gretchen K.                183,333           September 2, 1998
 Ferguson                                                    (and "Piggyback")

 Jerrold H. and Deborah Smith              120,179           "Piggyback"


--------
* Does not include shares registered under Form S-3 or shares held by the FBR Fund.

                                     SCHEDULE III

                          Persons Subject to Lock-Up Letters
                          ----------------------------------

Anthony W. Liberati

Michael E. Peppel

Robert G. Hecht

Harry F. Radcliffe

Thomas C. Winstel

Roger E. Turvy

John C. Huffman, III

Mary A. Stewart

Ira H. Stanley

FBR Private Equity Fund, L.P.

Pittsburgh Investment Group LLC